Exhibit 8(h)

                                FORM OF NOTICE TO
                                CUSTODY AGREEMENT



Comerica Bank
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226

Gentlemen:

         Reference is made to the Custody Agreement between us dated as of May 1, 1995 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Financial Services Fund (the "New Portfolio").

         We request that you act as Custodian under the Agreement with respect to the New Portfolio.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                         Very truly yours,

                                                         The Munder Funds, Inc.


                                                              By:


                                                              Accepted:

                                                              Comerica Bank


Date:____________          By: